Exhibit 99.1

Monotype Imaging Announces Fourth Quarter and Full Year 2011 Results

Company Reports Record Results

WOBURN, Mass.--(BUSINESS WIRE)--February 16, 2012--Monotype Imaging Holdings Inc. (Nasdaq: TYPE), a leading global provider of text imaging solutions, today announced financial results for the fourth quarter and full year ended Dec. 31, 2011.

Full year 2011 highlights

  2011 revenue was $123.2 million, an increase of 16 percent year-over-year.
  Non-GAAP net income was $32.6 million, an increase of 18 percent year-over-year.
  Non-GAAP net adjusted EBITDA was $54.6 million, or 44 percent of revenue, representing a 14 percent increase over 2010.
  Cash flow from operations was $39.3 million, and total cash exceeded total debt by $16.5 million as of Dec. 31, 2011.

Fourth quarter 2011 highlights

  Revenue for the quarter was a record $31.7 million, an eight percent increase year-over-year.
  Operating income was $9.5 million, or 30 percent of revenue.
  Non-GAAP net adjusted EBITDA was $13.7 million, or 43 percent of revenue, inclusive of approximately $600,000 of transaction costs.
  Cash flow from operations was $11.1 million.

“Monotype Imaging delivered a record quarter, closing out another solid year. This was led by double-digit growth in our Display Imaging and Creative Professional businesses – a direct result of the continued execution of our strategy to diversify our business,” said Doug Shaw, president and chief executive officer. “During 2011, we expanded across multiple device categories and established a leadership position in emerging markets such as Web fonts, automotive displays and tablets. Our typefaces, technology and expertise are enabling a growing number of customers to deliver high-quality, branded experiences, regardless of device, platform or language.”

“We continued to invest in support of our long-term strategic growth initiatives, while delivering significant levels of profitability and cash flow. We’ve entered 2012 in a very solid financial position and will continue to capitalize on our expanding leadership position across the markets we serve,” said Scott Landers, senior vice president and chief financial officer.

Fourth quarter 2011 operating results

Revenue for the quarter was $31.7 million, up eight percent compared to $29.4 million for the fourth quarter of 2010. OEM revenue was $23.8 million, increasing six percent from the fourth quarter of 2010. Creative Professional revenue was $7.9 million, increasing 15 percent from the same period in 2010.

Net income was $5.6 million, compared to $6.1 million in the fourth quarter of 2010. Earnings per diluted share were $0.15, compared to $0.17 in the same period in 2010.

Non-GAAP net income, which excludes the amortization of intangible assets and stock-based compensation expense, net of taxes, was $8.1 million, compared to $8.5 million in the fourth quarter of 2010. Non-GAAP earnings per diluted share were $0.21, compared to $0.23 in the same period in 2010.

Non-GAAP net adjusted EBITDA was $13.7 million, or 43 percent of revenue, compared to $13.8 million or 47 percent of revenue in the fourth quarter of 2010.

In the fourth quarter of 2011, Monotype Imaging’s operating expense and profitability metrics, such as non-GAAP net adjusted EBITDA, included approximately $600,000 of transaction costs related to the proposed acquisition of the font business of Bitstream Inc. The equivalent GAAP and non-GAAP earnings per share impact was $0.02.

Full year 2011 operating results

Revenue for 2011 was $123.2 million, an increase of 16 percent compared to $106.7 million for 2010. OEM revenues were $91.7 million, increasing 15 percent year-over-year. Creative Professional revenues were $31.6 million, an increase of 18 percent year-over-year.

Net income for 2011 was $22.7 million, compared to net income of $18.4 million for the prior year. Earnings per diluted share were $0.61 compared to earnings per diluted share of $0.51 for 2010.

Non-GAAP net income, which excludes the amortization of intangible assets and stock-based compensation expense, net of taxes, was $32.6 million, compared to $27.7 million in 2010. Non-GAAP earnings per diluted share for 2011 were $0.88, compared to $0.77 in the same period for 2010.

Non-GAAP net adjusted EBITDA was $54.6 million, or 44 percent of revenue, compared to non-GAAP net adjusted EBITDA of $47.8 million, or 45 percent of revenue, for 2010.

For 2011, Monotype Imaging’s operating expense and profitability metrics, such as non-GAAP net adjusted EBITDA, included approximately $800,000 of transaction costs related to the acquisition of Ascender and the proposed acquisition of Bitstream’s font business. The equivalent GAAP and non-GAAP earnings per share impact was $0.02.

A reconciliation of GAAP measures to non-GAAP measures for the three and 12 months ended Dec. 31, 2011 and 2010 is provided in the financial tables that accompany this release.

Cash, cash flow and debt balances

Monotype Imaging had cash and cash equivalents of $53.9 million as of Dec. 31, 2011, an increase from $42.8 million as of Dec. 31, 2010. The company generated $11.1 million of cash from operations in the fourth quarter of 2011 and $39.3 million for the full year 2011.

Monotype Imaging’s outstanding debt was $37.3 million as of Dec. 31, 2011, a decrease from $65.9 million as of Dec. 31, 2010.

The company had net cash of $16.5 million as of Dec. 31, 2011, compared to net debt of $23.1 million as of Dec 31, 2010.

Financial outlook

For the first quarter of 2012, Monotype Imaging expects revenue in the range of $32.5 million to $34.0 million. The company anticipates first quarter 2012 non-GAAP net adjusted EBITDA in the range of $13.5 million to $14.5 million, GAAP earnings per diluted share in the range of $0.15 to $0.17 and non-GAAP earnings per diluted share in the range of $0.21 to $0.23.

For the full year 2012, Monotype Imaging expects revenue in the range of $133.0 million to $137.0 million. The company anticipates full year 2012 non-GAAP net adjusted EBITDA in the range of $57.0 million to $60.0 million, GAAP earnings per diluted share in the range of $0.68 to $0.73 and non-GAAP earnings per diluted share in the range of $0.93 to $0.98.

First quarter and full year guidance includes $500,000 and $1.0 million of transaction expenses respectively, related to our proposed acquisition of Bitstream’s font business. These expenses will not be tax deductible.

Conference call details

Monotype Imaging will host a conference call on Thursday, Feb. 16, 2012, at 8:30 a.m. EST to discuss the company’s fourth quarter and full year 2011 results and business outlook for 2012. Individuals who are interested in listening to the audio webcast should log on to the Investor Relations portion of the About Us section of Monotype Imaging’s website at www.monotypeimaging.com. The live call can also be accessed by dialing 877-941-8609 (domestic) or 480-629-9818 (international) using passcode 4503843. If individuals are unable to listen to the live call, the audio webcast will be archived in the Investor Relations portion of the company’s website for one year.

Non-GAAP financial measures

This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget and in reporting to lenders. Non-GAAP financial measures are used by Monotype Imaging management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Monotype Imaging believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Monotype Imaging management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Forward-looking statements

This press release may contain forward-looking statements including those related to future revenues and operating results, the growth of the company’s OEM business and Creative Professional business, the execution of the company’s growth strategy and anticipated business momentum that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the economic climate, including decreased demand for fonts or products that incorporate the company’s text imaging solutions; risks associated with the interruption of certain manufacturing chains as a result of natural disasters; risks associated with changes in the financial markets, including the availability of credit; risks associated with increased competition, which may result in the company losing customers or force it to reduce prices; risks associated with the development and market acceptance of new products or product features; risks associated with the company’s ability to adapt its products to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; risks associated with the company’s proposed acquisition, including the risk that the closing of the transaction could be delayed or that the transaction may not close at all; and risks associated with the ownership and enforcement of the company’s intellectual property. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2011 and subsequent filings. The forward-looking financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in the company’s Annual Report on Form 10-K for the quarter ended Dec. 31, 2011. While Monotype Imaging may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Monotype Imaging

Monotype Imaging combines technology with design to help the world communicate. Based in Woburn, Mass. with offices in the U.S., Europe and Asia, Monotype Imaging brings text imaging and graphical user interface capabilities to consumer electronics devices such as laser printers, copiers, mobile phones, e-book readers, tablets, automotive displays, digital cameras, navigation devices, digital televisions, set-top boxes and consumer appliances. The company also provides printer drivers, page description language interpreters, printer user interface technology and color imaging solutions to printer manufacturers and OEMs (original equipment manufacturers). Monotype Imaging technologies are combined with access to more than 15,000 typefaces from the Monotype®, Linotype® and ITC® typeface libraries — home to some of the world's most widely used designs, including the Times New Roman®, Helvetica®, Frutiger® and ITC Franklin Gothic™ typefaces. Fonts are licensed to creative, business and Web professionals through e-commerce portals, direct and indirect sales and custom design services. Monotype Imaging offers industry-standard font solutions that support all of the world's major languages. Information about Monotype Imaging can be found at www.monotypeimaging.com.

Monotype is a trademark of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Times New Roman is a trademark of The Monotype Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Linotype is a trademark of Linotype GmbH registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Helvetica and Frutiger are trademarks of Linotype Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions in the name of Linotype Corp. or its licensee Linotype GmbH. ITC is a trademark of International Typeface Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. ITC Franklin Gothic is a trademark of International Typeface Corp. and may be registered in certain jurisdictions. All other trademarks are the property of their respective owners. ©2012 Monotype Imaging Holdings Inc. All rights reserved.

MONOTYPE IMAGING HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands)

	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$53,850	$42,786
Accounts receivable, net	6,588	4,720
Income tax refunds receivable	733	340
Deferred income taxes	506	350
Prepaid expenses and other current assets	3,228	2,480

Total current assets	64,905	50,676
Property and equipment, net	2,404	1,589
Goodwill	140,807	142,354
Intangible assets, net	71,664	80,239
Other assets	4,042	3,947

Total assets	$283,822	$278,805

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,123	$753
Accrued expenses and other current liabilities	12,235	13,045
Accrued income taxes	1,280	1,171
Deferred revenue	7,742	8,506
Current portion of long-term debt	10,000	8,355

Total current liabilities	32,380	31,830
Long-term debt, less current portion	27,321	57,504
Other long-term liabilities	225	471
Deferred income taxes	20,596	19,328
Reserve for income taxes	1,174	1,125
Accrued pension benefits	3,765	3,565
Stockholders’ equity:
Common stock	36	35
Additional paid-in capital	167,448	155,791
Treasury stock, at cost	(86)	(86)
Retained earnings	30,986	8,317
Accumulated other comprehensive (loss) income	(23)	925

Total stockholders’ equity	198,361	164,982

Total liabilities and stockholders’ equity	$283,822	$278,805

MONOTYPE IMAGING HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Revenue	$31,722	$29,405	$123,212	$106,659
Cost of revenue	2,665	1,924	10,155	7,477
Cost of revenue—amortization of acquired technology	796	880	3,169	3,488

Total cost of revenue	3,461	2,804	13,324	10,965

Gross profit	28,261	26,601	109,888	95,694
Operating expenses:
Marketing and selling	8,424	7,026	32,622	25,935
Research and development	4,364	3,879	16,540	15,404
General and administrative	4,792	4,288	17,413	16,488
Amortization of other intangible assets	1,224	1,218	5,071	4,795

Total operating expenses	18,804	16,411	71,646	62,622
Income from operations	9,457	10,190	38,242	33,072
Other (income) expense:
Interest expense	466	1,034	2,854	4,421
Interest income	(9)	(3)	(100)	(16)
Loss on extinguishment of debt	—	—	422	—
Other expense, net	223	377	446	1,687

Total other expense	680	1,408	3,622	6,092
Income before provision for income taxes	8,777	8,782	34,620	26,980
Provision for income taxes	3,138	2,651	11,951	8,620

Net income	$5,639	$6,131	$22,669	$18,360

Net income available to common shareholders – basic & diluted	$5,550	$6,083	$22,302	$18,237

Net income per common share:
Basic	$0.16	$0.17	$0.63	$0.52
Diluted	$0.15	$0.17	$0.61	$0.51
Weighted average number of shares:
Basic	35,624,809	35,302,470	35,357,630	34,762,919
Diluted	37,156,688	36,611,191	36,817,379	35,990,295

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP NET ADJUSTED EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
GAAP operating income	$9,457	$10,190	$38,242	$33,072
Depreciation and amortization	2,359	2,357	9,346	9,323
Share based compensation	1,846	1,244	6,974	5,450

Non-GAAP net adjusted EBITDA	$13,662	$13,791	$54,562	$47,845

Transactions costs	596	238	786	248

Non-GAAP net adjusted EBITDA, excluding transaction costs	$14,258	$14,029	$55,348	$48,093

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
GAAP net income	$5,639	$6,131	$22,669	$18,360
Amortization, net of tax	1,297	1,464	5,397	5,641
Share based compensation, net of tax	1,185	868	4,568	3,711

Non-GAAP net income	$8,121	$8,463	$32,634	$27,712

RECONCILIATION OF GAAP EARNINGS PER DILUTED SHARE TO NON-GAAP EARNINGS PER DILUTED SHARE

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
GAAP earnings per diluted share	$0.15	$0.17	$0.61	$0.51
Amortization, net of tax	0.03	0.04	0.15	0.16
Share based compensation, net of tax	0.03	0.02	0.12	0.10

Non-GAAP earnings per diluted share	$0.21	$0.23	$0.88	$0.77

Transactions costs, net of tax	0.02	0.01	0.02	0.01

Non-GAAP earnings per diluted share, excluding transaction costs	$0.23	$0.24	$0.90	$0.78

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)

OTHER INFORMATION

Share based compensation is comprised of the following:

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Marketing and selling	$794	$493	$2,966	$2,042
Research and development	425	262	1,612	1,154
General and administrative	627	489	2,396	2,254

Total share based compensation	$1,846	$1,244	$6,974	$5,450

MARKET INFORMATION
(Unaudited and in thousands)

The following table presents revenue for our two major markets:

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
OEM	$23,826	$22,512	$91,656	$80,000
Creative Professional	7,896	6,893	31,556	26,659

Total	$31,722	$29,405	$123,212	$106,659

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands, except share and per share data)

RECONCILIATION OF FORECAST GAAP EARNINGS PER DILUTED SHARE TO FORECAST NON-GAAP EARNINGS PER DILUTED SHARE

	Low End of Guidance	High End of Guidance
	Q1 2012	Q1 2012
GAAP net income	$5,700	$6,200
Amortization, net of tax	1,300	1,300
Share-based compensation, net of tax	1,100	1,100

Non-GAAP net income	$8,100	$8,600

GAAP earnings per diluted share	$0.15	$0.17
Amortization, net of tax, per diluted share	0.03	0.03
Share-based compensation, net of tax, per diluted share	0.03	0.03

Non-GAAP earnings per diluted share	$0.21	$0.23

Weighted average diluted shares used to compute non- GAAP earnings per share	37,300,000	37,300,000

Assumes 37% effective tax rate.

	Low End of Guidance	High End of Guidance
	2012	2012
GAAP net income	$25,300	$27,300
Amortization, net of tax	5,200	5,200
Share-based compensation, net of tax	4,200	4,200

Non-GAAP net income	34,700	36,700

GAAP earnings per diluted share	$0.68	$0.73
Amortization, net of tax, per diluted share	0.14	0.14
Share-based compensation, net of tax, per diluted share	0.11	0.11

Non-GAAP earnings per diluted share	$0.93	$0.98

Weighted average diluted shares used to compute non- GAAP earnings per share	37,500,000	37,500,000

Assumes 36% effective tax rate.

MONOTYPE IMAGING HOLDINGS INC.
RECONCILIATION OF FORECAST GAAP OPERATING INCOME TO FORECAST NON-GAAP NET ADJUSTED EBITDA
(Unaudited and in thousands)

	Low End of Guidance	High End of Guidance
	Q1 2012	Q1 2012
GAAP operating income	$9,400	$10,400
Depreciation and amortization	2,300	2,300
Share-based compensation	1,800	1,800

Non-GAAP net adjusted EBITDA	$13,500	$14,500

Transaction expenses	500	500

Non-GAAP net adjusted EBITDA, excluding transaction expenses	$14,000	$15,000

	Low End of Guidance	High End of Guidance
	2012	2012
GAAP operating income	$41,200	$44,200
Depreciation and amortization	9,300	9,300
Share-based compensation	6,500	6,500

Non-GAAP net adjusted EBITDA	$57,000	$60,000

Transaction expenses	1,000	1,000

Non-GAAP net adjusted EBITDA, excluding transaction expenses	$58,000	$61,000

CONTACT:
Investor Relations Contact:
ICR
Staci Mortenson, 781-970-6120
ir@monotypeimaging.com